VU1 CORPORATION

AMENDMENT NO. 1
TO
SECURED CONVERTIBLE GRID PROMISSORY NOTE

This Amendment No. 1 to Secured Convertible Grid Promissory Note (this “Amendment”) is entered into as of August 31, 2009 and amends that certain Secured Convertible Grid Promissory Note dated June 8, 2009 (the “Original Note”) issued by Vu1 Corporation, a California corporation (the “Company”), to Full Spectrum Capital LLC, a Washington limited liability company (the “Holder”). All capitalized terms used in this Amendment but not defined herein have the meanings ascribed to them in the Original Note.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Extension of Time for Making Advances and Other Dates.  The Company and Holder desire to extend the time for Holder to make additional advances to the Company from August 31, 2009 to October 31, 2009, and to make corresponding changes to other dates in the Original Note with respect to quarterly interest payments, Maturity Date, Second Loan and right of first refusal.  Accordingly, the following sections of the Original Note are hereby amended as follows:

(a)           The third sentence of Section 1 (Advances; Schedule A) is amended to read as follows (changes marked):

“The Holder may make one or more advances to the Company under this Note at any time on or prior to October ~~August~~ 31, 2009, in such amounts and at such times as it determines; provided, however, that each such advance shall be in a minimum amount of $250,000.”

(b)           Section 2(b) (Quarterly Payments of Interest) is amended to read as follows (changes marked):

“The Company shall make quarterly payments of accrued and unpaid interest only, beginning on December ~~October~~ 1, 2009, and on the first business day of each consecutive calendar quarter thereafter.”

(c)           Section 3(a) (Maturity Date) is amended to read as follows (changes marked):

“Unless earlier paid in full or converted pursuant to the terms of this Note, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable on the 18-month anniversary of (i) ~~August 31, 2009, in the event Holder advances less than $5,000,000 under this Note by August 31, 2009 or (ii)~~ October 31, 2009, ~~in the event Holder advances $5,000,000 or more under this Note by August 31, 2009,~~ or (ii~~i~~) such later date as determined by mutual agreement of the Company and Holder (the “Maturity Date”).”

(d)           The first sentence of Section 11 (Second Loan) is amended to read as follows (changes marked):

“In the event Holder advances at least $3,000,000 to the Company by October ~~August~~ 31, 2009 pursuant to this Note, Holder will have the transferable and assignable right to make a “Second Loan” to the Company.”

(e)           The last sentence of Section 12 (Right of First Refusal) is amended to read as follows (changes marked):

“The rights granted under this Section terminate automatically in the event Holder does not advance a minimum of $3,000,000 under this Note by October ~~August~~ 31, 2009, (b) Holder does not provide notice to the Company of its commitment to fund a minimum of $5,000,000 pursuant to the Second Loan by January 15, 2010, or (c) Holder does not fund a minimum of $5,000,000 pursuant to the Second Loan by February 28, 2010.”

2.           Change in Conversion Price.  Section 4(a) (Conversion Right) is hereby amended to read as follows (changes marked):

“The Holder shall have the right, but not the obligation, from time to time and at any time, to convert all or any portion of the then aggregate outstanding principal amount of this Note (plus, with the consent of the Company, accrued and unpaid interest) into fully-paid and non-assessable shares of common stock of the Company, at a conversion rate equal to the lesser of (i) $0.40 per share or (ii), if the Company completes an equity or convertible debt financing approved by the Board, the per share purchase price or conversion price in such financing.”

3.           Effect of Amendment.  Except as amended by this Amendment, the terms of the Original Note remain in full force and effect as though set forth in full herein.

4.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile execution and delivery of this Amendment, or delivery by electronic mail in .PDF format, is legal, valid and binding for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

EXECUTED as of the date and year first written above.

COMPANY:

VU1 CORPORATION

By:	/s/ Richard Herring
Richard Herring
Chief Technology Officer

HOLDER:

FULL SPECTRUM CAPITAL LLC

By:	/s/ R. Gale Sellers
R. Gale Sellers
Manager